RULE 10f-3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f-3 Procedures

1.	Name of Portfolio/Series: Neuberger Berman Fasciano Fund

2.	Name of Issuer: Bill Barrett Corporation

3.	Date of Purchase: December 9, 2004

4.	Underwriter from whom purchased: Goldman Sachs

5.	Affiliated Underwriter managing or participating in underwriting syndicate:  Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates members attached?
Yes	X	No ___

7. 	Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase : 50,000 shares

8.	Aggregate principal amount of offering: 13,000,000 shares

9.	Purchase price (net of fees and expenses): $25.00

10.	Date offering commenced: December 9, 2004

11.	Offering price at close of first day on which any sales were made:
$25.00

12.	Commission, spread or profit: 6.50%			$1.625/share


13.
Have the following conditions been satisfied?		    Yes	   No

a. The securities are:




part of an issue registered under the Securities Act of
1933 which is being offered to the public;
							    X	   ____


part of an issue of Government Securities;
							    ____   ____

Eligible Municipal Securities;
							    ____   ____


sold in an Eligible Foreign Offering; or
							    ____   ____







sold in an Eligible Rule 144A offering?
							    ____   ____

(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the end of the
first day on which any sales were made, at a price that is
not more than the price paid by each other purchaser of
securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase that are required by
law to be granted to existing security holders of the
issuer); OR
							    X	   ____


(2) If the securities to be purchased were offered for
subscription upon exercise of rights, such securities were
purchased on or before the fourth day preceding the day on
which the rights offering terminates?			    ____   ____

c.
The underwriting was a firm commitment underwriting?
							    X	   ____

d.
The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during the same period (see Attachment
for comparison of spread with comparable recent offerings)?
							    X	   ____

e.
The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years.
							    X	   ____

f.
(1) The amount of the securities, other than those sold in
an Eligible Rule 144A Offering (see below), purchased by
all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has
investment discretion and exercised such discretion with
respect to the purchase, did not exceed 25% of the principal amount of the offering; OR
							    X	   ____


							    Yes	   No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:




(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus






(ii) The principal amount of the offering of such class in any concurrent pubic offering?
							    ____   ____

g.
(1) No affiliated underwriter of the Fund was a direct or
indirect participant in or beneficiary of the sale; OR
							    X	   ____






(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

							    ____   ____





h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form
N-SAR and quarterly reports to the Board?

							    X	   ____

Approved:		Date: January 11, 2005
















Attachment
RULE 10f-3  REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:


		       Comparison #1 	 Comparison #2     Comparison #3

Security	       BBG		 RHEO		   SMA
		       BILL BARRETT 	 OCCULOGIX,        SYMMETRY
		       CORP		 INC.		   MEDICAL, INC.




Date Offered	       12/9/04		 12/8/04	   12/8/04


Offering Price 	       25.00		 12.00		   15.00


Spread ($)	       1.625		 0.84		   1.05


Spread (%)	       6.50		 7.00		   7.00


Type of Security       Common Stock	 Common Stock	   Common Stock



Rating or Quality      N/A		 N/A		   N/A



Size of Issue	       $325,000,000	 $100,800,000	   $120,000,000



Total
Capitalization of
Issuer		       $1,034,300,000	 $501,110,000	   $477,800,000




	Note:  Minimum of two comparisons must be completed for each purchase.